UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2005

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 1, 2005, Kenneth R. Posner resigned as Senior Vice President, Finance and Administration, and Chief Financial Officer of Rewards Network Inc.

On December 1, 2005, the Board of Directors of Rewards Network Inc. appointed Christopher J. Locke as Senior Vice President and Chief Financial Officer of Rewards Network Inc. Mr. Locke, 34 years old, joined Rewards Network in May 2005 as Senior Vice President, Business Planning, Analysis and Assurance. Prior to joining Rewards Network, he served as Chief Financial Officer of WS Telecom Acquisition Corporation / Wan Technologies beginning in December 2003. From 2000 to 2003, Mr. Locke was an independent consultant primarily serving private equity firms and privately held companies in an interim Chief Financial Officer capacity. Mr. Locke’s compensation consists of an annual salary of $175,000, a bonus opportunity of up to 50% of his salary and benefits consistent with the corporation’s standard employee benefit plans.

A copy of the press release announcing Mr. Posner’s resignation and Mr. Locke’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated December 2, 2005, issued by Rewards Network Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: December 2, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated December 2, 2005, issued by Rewards Network Inc.